SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               __________________







                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  August 12, 1998





                             MEDNET, MPC CORPORATION
               (Exact Name of Registrant as Specified in Charter)



    Nevada                          0-17120                     88-0215949
(State Or Other                   (Commission                 (IRS Employer
 Jurisdiction Of                   File Number)              Identification No.)
 Incorporation)




                   871-C Grier Drive, Las Vegas, Nevada 89119
               (Address of Principal Executive Offices) (Zip Code)







Registrant's telephone number, including area code   (702) 361-3119

Item 3.  Bankruptcy or Receivership.

(b)

          (1) The United States Bankruptcy Court for the District of Nevada.

          (2) August 12, 1998.

          (3) On August 12, 1998, the Honorable Linda B. Riegle of the United States Bankruptcy Court for the District of Nevada entered an Order Confirming Debtor's First Modified Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, as amended (the "Bankruptcy Code"). The Order confirmed the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as amended, dated July 1, 1998 (the "Plan") of Mednet, MPC Corporation ("Mednet"), Medi-Mail, Inc., Medi-Claim, Inc. and Medi-Phar, Inc., debtors (the "Debtors").

          The following is a summary of the material features of the Plan. This summary is modified in its entirety by reference to the more detailed information set forth in the Plan.

          The Plan provides for the division of holders of claims and interests into eleven classes. Claims that are entitled to priority under Sections 507(a)(2) through (7) and (9) of the Bankruptcy Code are classified as Class 1 Claims. Secured claims of Foothill Capital Corp. ("Foothill") are classified as Class 2 Claims. The claims of other secured creditors are classified as Class 3 Claims. The claims asserted by Bergen Brunswig Corporation ("Bergen") against Mednet are classified as Class 4 Claims. The claims asserted by Bergen against Medi-Mail, Inc. are classified as Class 5 Claims. Certain general unsecured claims are classified as Class 6, Class 7, Class 8 and Class 9 Claims. Claims asserted by the holders of Mednet's preferred stock are classified as Class 10 Claims. Claims asserted by the holders of MedNet's common stock issued and outstanding prior to July 31, 1997 ("Old Common Stock") are classified as Class 11 Claims.

          Holders of Class 1 Claims shall be paid the "Allowed amount" (as such term is defined in the Plan) of such claim, including all applicable interest and other charges to which the holder of such claim may be entitled under applicable law or contract, to the extent permitted under the applicable provision of Section 507(a) of the Bankruptcy Code, in cash in accordance with the Plan.

          Pursuant to an agreement between the Debtors and Foothill, Foothill has agreed to accept a cash payment of $1,058,575 (of which $21,575 will be remitted by Foothill to Bergen) in full satisfaction of the Class 2 Claims.

          Holders of Class 3 Claims, at the option of the applicable Debtor, shall either (i) be paid in full in cash the "Allowed amount" of such claim in full satisfaction and discharge of such creditor's lien, (ii) receive deferred cash payments totaling the "Allowed amount" of such claim of a value as of the effective date of the Plan (the "Effective Date") at least equal to the value of such creditor's interest in the Debtor's property securing such claim, and shall retain the lien on its collateral securing such claim until paid as provided in the Plan or (iii) will receive, pursuant to abandonment by the Debtor, possession of and the right to foreclose its lien on the collateral securing such claim. The Debtors have estimated that the members of this Class will receive payment of 100% of the present value of their "Allowed Secured Claims" as such term is defined in the Plan.

          The pre-petition claims (Class 4 Claims) of Bergen against Mednet shall be treated in accordance with the provisions of Article 4.04 of the Plan. Mednet and Bergen shall enter into an acquisition agreement whereby Bergen shall acquire all of the New Common Stock of Mednet as of the Effective Date. Fifty percent of the total pre-petition claims of Bergen against all of the Debtors shall be canceled in exchange for issuance of the New Common Stock in Mednet. The remaining 50% of Bergen's pre-petition claims against Mednet shall be discharged.

          The Debtors shall make a non-interest bearing, non-recourse, subordinated promissory note in the principal amount of $1.25 million (the "Note") for the benefit of the Trustee of a trust (the "Liquidating Trust") which will be created upon the Effective Date and out of which the distributions to creditors will be paid. Holders of Class 6, Class 7, Class 8 and Class 9 Claims generally shall share pari passu and pro rata in the payments under the Note and the Set Aside Amount (as defined in the Plan) in accordance with the Plan.

          All preferred stock of Mednet shall be canceled and be of no further force and effect. Holders of Class 10 Claims shall receive no distribution under the Plan unless Classes having priority over such interests have been paid in full. Once prior Classes have been paid in full, members of Class 10 shall receive all remaining property of the Debtor's estate until paid in full.

          All of the equity securities of the Debtors issued and outstanding prior to July 31, 1997 shall be canceled, extinguished and of no further force and effect as of the Effective Date of the Plan. On the Effective Date of the Plan, Bergen will loan Mednet an additional $250,000 which will be used by Mednet as consideration by Mednet to purchase 100% of the common stock issued by Medi-Claim, Inc., Medi-Phar, Inc. and Medi-Mail, Inc. pursuant to the Plan.

          Except for certain claims identified in the Plan, all payments will be made to creditors out of the Liquidating Trust. The Liquidating Trust shall take title to all pre-petition causes of action of the Debtors and the Note. In accordance with the Plan, the Liquidating Trust shall also take title to certain pre-petition accounts receivable of the Debtors. The official committee of general unsecured creditors of the Debtors, which committee was appointed pursuant to Section 1102 of the Bankruptcy Code, will designate or act as the trustee of the Liquidating Trust. $250,000 of the Note will be prepaid by the Debtors under the Plan.

          The Debtors' action against Bergen pending in the United States District Court for the District of New Jersey, bearing docket no. CV-S-96-00516-DWH (RJJ), will be dismissed with prejudice and without costs. Bergen's actions against the Debtors and other defendants, except the action pending in the United States District Court of Nevada bearing case no. CV-S-96-00516DWH (RJJ) commenced by Bergen against M.B. Merryman for recovery of damages, will be dismissed with prejudice and without costs.

          (4) All of the Old Common Stock of Mednet shall be canceled, extinguished and of no further force and effect as of the Effective Date of the Plan. Mednet will issue 1,000 shares of common stock pursuant to the Plan ("New Common Stock") to Bergen. No shares of New Common Stock will be reserved for future issuance.

          (5) Reference is made to the attached Plan concerning information as to the assets and liabilities of Mednet.



Item 7.  Financial Statement and Exhibits

         (c) Exhibits:

          99.1 Debtor's First Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Amended, Dated July 1, 1998

                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             MEDNET, MPC CORPORATION



Date:  August 27, 1998

                                             By:   /s/ Robert A. Bagdasarian
                                                   Name:  Robert A. Bagdasarian
                                                   Title:    President

                                  Exhibit Index



Exhibit Number            Description

99.1 Debtor's First Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Amended, Dated July 1, 1998